MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

October 22, 2008

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.02 in the Form 8-K dated October 21, 2008 of The Small Business Company (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements.

Very truly yours,

/s/ Moore & Associates, Chartered
Moore & Associates, Chartered
Las Vegas, Nevada

2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NEVADA 89146 (702) 253-7499 Fax: (702)253-7501